Exhibit 99.1
FOR IMMEDIATE RELEASE
February 7, 2017
THE WALT DISNEY COMPANY REPORTS
FIRST QUARTER EARNINGS FOR FISCAL 2017

BURBANK, Calif. – The Walt Disney Company today reported quarterly earnings for its first fiscal quarter ended December 31, 2016. Diluted earnings per share (EPS) for the quarter decreased 10% to $1.55 from $1.73 in the prior-year quarter. The decrease was driven by a $0.13 per share gain in the prior year related to the Company’s investment in A+E Television Networks. Excluding this gain and certain other items affecting comparability(1), EPS for the quarter decreased 5% to $1.55 from $1.63 in the prior-year quarter.

“We’re very pleased with our financial performance in the first quarter. Our Parks and Resorts delivered excellent results and, coming off a record year, our Studio had three global hits including our first billion-dollar film of fiscal 2017, Rogue One: A Star Wars Story,” said Robert A. Iger, Chairman and Chief Executive Officer, The Walt Disney Company. “With our proven strategy and unparalleled collection of brands and franchises, we are extremely confident in our ability to continue to drive significant value over the long term.”

The following table summarizes the first quarter results for fiscal 2017 and 2016 (in millions, except per share amounts):

	Quarter Ended
	December 31, 2016	January 2, 2016	Change
Revenues	$14,784	$15,244	(3)%
Segment operating income (1)	$3,956	$4,267	(7)%
Net income (2)(3)	$2,479	$2,880	(14)%
Diluted EPS (2)(3)	$1.55	$1.73	(10)%
EPS excluding certain items affecting comparability (1)	$1.55	$1.63	(5)%
Cash provided by operations	$1,260	$2,456	(49)%
Free cash flow (1)	$220	$1,050	(79)%

(1)	EPS excluding certain items affecting comparability, segment operating income and free cash flow are non-GAAP financial measures. See the discussion on pages 7 through 9.

(2)	Reflects amounts attributable to shareholders of The Walt Disney Company, i.e. after deduction of noncontrolling interests.

(3)	Includes an income tax benefit related to the adoption of new accounting rules for the tax effects of employee share-based awards (see further discussion under Income Taxes on page 5).

SEGMENT RESULTS
The following table summarizes the first quarter segment operating results for fiscal 2017 and 2016 (in millions):

	Quarter Ended
	December 31, 2016	January 2, 2016	Change
Revenues:
Media Networks	$6,233	$6,332	(2)%
Parks and Resorts	4,555	4,281	6%
Studio Entertainment	2,520	2,721	(7)%
Consumer Products & Interactive Media	1,476	1,910	(23)%
	$14,784	$15,244	(3)%
Segment operating income:
Media Networks	$1,362	$1,412	(4)%
Parks and Resorts	1,110	981	13%
Studio Entertainment	842	1,014	(17)%
Consumer Products & Interactive Media	642	860	(25)%
	$3,956	$4,267	(7)%

Media Networks
Media Networks revenues for the quarter decreased 2% to $6.2 billion and segment operating income decreased 4% to $1.4 billion.
The following table provides further detail of the Media Networks results (in millions):

	Quarter Ended
	December 31, 2016	January 2, 2016	Change
Revenues:
Cable Networks	$4,428	$4,521	(2)%
Broadcasting	1,805	1,811	—%
	$6,233	$6,332	(2)%
Segment operating income:
Cable Networks	$864	$975	(11)%
Broadcasting	379	295	28%
Equity in the income of investees	119	142	(16)%
	$1,362	$1,412	(4)%
Cable Networks
Cable Networks revenues for the quarter decreased 2% to $4.4 billion and operating income decreased 11% to $0.9 billion. The decrease in operating income was due to a decrease at ESPN.
The decrease at ESPN was due to higher programming costs and lower advertising revenue, partially offset by affiliate revenue growth. The programming cost increase was driven by contractual rate increases for NBA and NFL programming, partially offset by the shift in timing of College Football Playoff (CFP) bowl games relative to our fiscal quarter end. Six CFP games were aired in the first quarter of the prior year, whereas three CFP games were aired in the current quarter. Lower advertising revenue was due to lower impressions and rates, both of which were negatively impacted by the shift of CFP games. Lower impressions reflected a decrease in average viewership, partially offset by an increase in units delivered. Affiliate revenue growth was due to contractual rate increases, partially offset by a decline in subscribers.
Operating income at our other Cable networks was essentially flat as a decrease in income from program sales was offset by lower programming costs and higher affiliate fees. Affiliate revenue growth was due to contractual rate increases, partially offset by a decline in subscribers.
Broadcasting
Broadcasting revenues for the quarter were flat at $1.8 billion and operating income increased 28% to $379 million. The increase in operating income was due to affiliate revenue growth and decreased programming cost write-downs for network programming. Affiliate revenue growth was primarily due to contractual rate increases. Advertising revenues were flat as higher political advertising at our owned television stations and higher network rates were offset by a decrease in network impressions. The decrease in impressions was due to lower average viewership and, to a lesser extent, fewer units delivered.
Equity in the Income of Investees
Equity in the income of investees decreased 16% to $119 million due to lower equity income from A +E Television Networks (A+E) and equity losses from BAMTech, which was acquired in August 2016. The decrease at A+E was due to lower advertising revenue and higher programming costs, partially offset by higher affiliate fees and lower intangible amortization. The decrease also reflected the impact from the conversion of the H2 channel to Viceland in November 2015. Results at Hulu were comparable to the prior-year quarter.

Parks and Resorts
Parks and Resorts revenues for the quarter increased 6% to $4.6 billion and segment operating income increased 13% to $1.1 billion. Operating income growth for the quarter was due to increases at our domestic and international operations. The growth in the quarter was unfavorably impacted by Hurricane Matthew at our domestic operations and a shift in the timing of the New Year’s holiday relative to our fiscal periods.
The increase in operating income at our domestic operations was primarily due to growth at our parks and resorts and cruise line. Higher operating income at our parks and resorts was driven by guest spending growth, partially offset by lower attendance and occupied room nights. The increase in guest spending was due to higher average ticket prices, food and beverage spending and average hotel room rates. Attendance reflected the prior-year benefit of the 60th Anniversary celebration at Disneyland Resort, the impact in the current quarter from Hurricane Matthew at Walt Disney World Resort and the impact of the New Year’s holiday shift. Costs at our parks and resorts were flat, as labor and other cost inflation and costs for new guest experiences were essentially offset by cost efficiency initiatives. At our cruise line, growth was due to higher average ticket prices and lower dry-dock expenses. A portion of the dry-dock costs for the Disney Wonder were incurred in the current quarter whereas all of the dry-dock costs for the Disney Dream were incurred in the prior-year first quarter.
Growth at our international operations was due to the opening of Shanghai Disney Resort in the third quarter of the prior fiscal year and higher results at both Disneyland Paris and Hong Kong Disneyland Resort. Disneyland Paris benefited from a full period of operations, whereas the park was closed for four days in the prior-year quarter. At Hong Kong Disneyland Resort, the increase was due to cost efficiency initiatives.

Studio Entertainment
Studio Entertainment revenues for the quarter decreased 7% to $2.5 billion and segment operating income decreased 17% to $842 million. Lower operating income was due to decreases in home entertainment and theatrical distribution and a lower revenue share from the Consumer Products & Interactive Media segment, partially offset by growth in TV/SVOD distribution.
Lower home entertainment results were primarily due to lower unit sales driven by Star Wars Classic titles and Frozen, as well as the timing of Disney Classic releases. Aladdin Diamond Edition was released in the prior-year quarter, whereas the Beauty and the Beast Signature Collection Edition was released in the fourth quarter of fiscal 2016.
The decrease in theatrical distribution reflected the comparison of Rogue One: A Star Wars Story in the current quarter to the exceptional performance of Star Wars: The Force Awakens in the prior-year quarter. This decrease was partially offset by the success of Doctor Strange and Moana in the current quarter compared to the performance of The Good Dinosaur in the prior-year quarter.
The decrease in revenue share with the Consumer Products & Interactive Media segment was due to the stronger performance of merchandise based on Frozen and Star Wars in the prior-year quarter.
Higher TV/SVOD distribution results were due to growth in our pay and free television businesses including the timing of title availabilities. Domestic pay television results also reflected an increase from higher rates.

Consumer Products & Interactive Media
Consumer Products & Interactive Media revenues for the quarter decreased 23% to $1.5 billion and segment operating income decreased 25% to $642 million. Lower operating income was due to decreases at our merchandise licensing, games and retail businesses.
Lower results at our merchandise licensing business were due to higher revenue in the prior-year quarter from merchandise based on Star Wars and Frozen and an unfavorable impact from foreign currency translation, partially offset by higher minimum guarantee shortfall recognition.
The decrease at our games business was due to a decrease in licensing revenue from Star Wars: Battlefront, partially offset by a favorable impact from the discontinuation of our Infinity console game business in the second quarter of the prior fiscal year and higher minimum guarantee shortfall recognition. Star Wars: Battlefront was released in the prior-year quarter, whereas there was no comparable title released in the current quarter.
Lower operating income at our retail business was due to lower comparable store sales and online revenue, reflecting higher sales of Frozen and Star Wars merchandise in the prior-year quarter. This decrease was partially offset by sales of Moana merchandise in the current quarter.

OTHER FINANCIAL INFORMATION
Interest expense, net
Interest expense, net was as follows (in millions):

	Quarter Ended
	December 31, 2016	January 2, 2016	Change
Interest expense	$(121)	$(66)	(83)%
Interest and investment income	22	42	(48)%
Interest expense, net	$(99)	$(24)	>(100)%
The increase in interest expense for the quarter was due to higher average debt balances, higher average interest rates and lower capitalized interest. Capitalized interest was lower due to the completion of the majority of construction at Shanghai Disney Resort in the prior-year third quarter.
The decrease in interest and investment income for the quarter was due to gains on sales of investments in the prior-year quarter.

Income Taxes
The effective income tax rate was as follows:

	Quarter Ended
	December 31, 2016	January 2, 2016	Change
Effective income tax rate	33.2%	33.2%	—	ppt
The effective income tax rate for the quarter was comparable to the prior-year quarter as a favorable impact of an accounting change ($38 million) was offset by an adverse impact of a tax law change ($34 million). In the current quarter, the Company adopted new accounting guidance, which requires that excess tax benefits or tax deficiencies on employee share-based awards be included in “Income taxes” in the Condensed Consolidated Statement of Income. An excess tax benefit arises when the value of employee share-based awards on the exercise or vesting date is higher than the fair value on the grant date. A tax deficiency arises when the value is lower than the fair value. These amounts were previously recorded in “Common stock” in the Condensed Consolidated Balance Sheet.

Noncontrolling Interests

	Quarter Ended
(in millions)	December 31, 2016	January 2, 2016	Change
Net income attributable to noncontrolling interests	$9	$30	70%
The decrease in net income attributable to noncontrolling interests for the quarter was primarily due to lower net income at ESPN.
Net income attributable to noncontrolling interests is determined on income after royalties and management fees, financing costs and income taxes.

Cash Flow
Cash provided by operations and free cash flow were as follows (in millions):

	Quarter Ended
	December 31, 2016	January 2, 2016	Change
Cash provided by operations	$1,260	$2,456	$(1,196)
Investments in parks, resorts and other property	(1,040)	(1,406)	366
Free cash flow (1)	$220	$1,050	$(830)

(1)	Free cash flow is not a financial measure defined by GAAP. See the discussion on pages 7 through 9.

Cash provided by operations decreased by $1.2 billion from $2.5 billion in the prior-year quarter to $1.3 billion in the current quarter. The decrease was due to higher pension and postretirement medical plan contributions in the current period.

Capital Expenditures and Depreciation Expense
Investments in parks, resorts and other property were as follows (in millions):

	Quarter Ended
	December 31, 2016	January 2, 2016
Media Networks
Cable Networks	$46	$27
Broadcasting	22	30
Total Media Networks	68	57
Parks and Resorts
Domestic	609	627
International	291	607
Total Parks and Resorts	900	1,234
Studio Entertainment	27	27
Consumer Products & Interactive Media	6	13
Corporate	39	75
Total investments in parks, resorts and other property	$1,040	$1,406
Capital expenditures decreased by $366 million to $1.0 billion due to lower spending at Shanghai Disney Resort.

Depreciation expense was as follows (in millions):

	Quarter Ended
	December 31, 2016	January 2, 2016
Media Networks
Cable Networks	$36	$37
Broadcasting	21	21
Total Media Networks	57	58
Parks and Resorts
Domestic	328	318
International	156	84
Total Parks and Resorts	484	402
Studio Entertainment	12	13
Consumer Products & Interactive Media	15	14
Corporate	68	63
Total depreciation expense	$636	$550

Non-GAAP Financial Measures
This earnings release presents EPS excluding the impact of certain items affecting comparability, free cash flow and aggregate segment operating income, all of which are important financial measures for the Company, but are not financial measures defined by GAAP.
These measures should be reviewed in conjunction with the relevant GAAP financial measures and are not presented as alternative measures of EPS, cash flow or net income as determined in accordance with GAAP. EPS excluding certain items affecting comparability, free cash flow and aggregate segment operating income as we have calculated them may not be comparable to similarly titled measures reported by other companies.
EPS excluding certain items affecting comparability – The Company uses EPS excluding certain items to evaluate the performance of the Company’s operations exclusive of certain items affecting comparability of results from period to period. The Company believes that information about EPS exclusive of these items is useful to investors, particularly where the impact of the excluded items is significant in relation to reported earnings, because the measure allows for comparability between periods of the operating performance of the Company’s business and allows investors to evaluate the impact of these items separately from the impact of the operations of the business.

The following table reconciles reported EPS to EPS excluding certain items affecting comparability for the quarter.

(in millions except EPS)	Pre-Tax Income/Loss	Tax Benefit/Expense (1)	After-Tax Income/Loss (2)	EPS (3)	Change vs. prior year period
Quarter Ended December 31, 2016:
As reported	$3,725	$(1,237)	$2,488	$1.55

Quarter Ended January 2, 2016:
As reported	$4,358	$(1,448)	$2,910	$1.73	(10)%
Exclude(4):
Vice Gain	(332)	122	(210)	(0.13)
Restructuring and impairment charges	81	(30)	51	0.03
Excluding certain items affecting comparability(3)	$4,107	$(1,356)	$2,751	$1.63	(5)%

(1)	Tax benefit/expense adjustments are determined using the tax rate applicable to the individual item affecting comparability.

(2)	Before noncontrolling interest share.

(3)	Net of noncontrolling interest share, where applicable. Total may not equal the sum of the column due to rounding.

(4)
Items affecting comparability during the quarter ended January 2, 2016 included the Company’s share of a net gain recognized by A+E Television Networks in connection with their acquisition of an interest in Vice Group Holding, Inc. (Vice Gain) and restructuring and impairment charges driven by an investment impairment ($54 million pre-tax) and contract termination and severance costs ($27 million pre-tax).

Free cash flow – The Company uses free cash flow (cash provided by operations less investments in parks, resorts and other property), among other measures, to evaluate the ability of its operations to generate cash that is available for purposes other than capital expenditures. Management believes that information about free cash flow provides investors with an important perspective on the cash available to service debt obligations, make strategic acquisitions and investments and pay dividends or repurchase shares.
Aggregate segment operating income – The Company evaluates the performance of its operating segments based on segment operating income, and management uses aggregate segment operating income as a measure of the performance of operating businesses separate from non-operating factors. The Company believes that information about aggregate segment operating income assists investors by allowing them to evaluate changes in the operating results of the Company’s portfolio of businesses separate from non-operational factors that affect net income, thus providing separate insight into both operations and the other factors that affect reported results.

A reconciliation of segment operating income to net income is as follows (in millions):

	Quarter Ended
	December 31, 2016	January 2, 2016
Segment operating income	$3,956	$4,267
Corporate and unallocated shared expenses	(132)	(136)
Restructuring and impairment charges	—	(81)
Interest expense, net	(99)	(24)
Vice Gain	—	332
Income before income taxes	3,725	4,358
Income taxes	(1,237)	(1,448)
Net income	$2,488	$2,910

CONFERENCE CALL INFORMATION
In conjunction with this release, The Walt Disney Company will host a conference call today, February 7, 2017, at 4:30 PM EST/1:30 PM PST via a live Webcast. To access the Webcast go to www.disney.com/investors. The discussion will be archived.

FORWARD-LOOKING STATEMENTS
Management believes certain statements in this earnings release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are made on the basis of management’s views and assumptions regarding future events and business performance as of the time the statements are made. Management does not undertake any obligation to update these statements.
Actual results may differ materially from those expressed or implied. Such differences may result from actions taken by the Company, including restructuring or strategic initiatives (including capital investments or asset acquisitions or dispositions), as well as from developments beyond the Company’s control, including:

•	changes in domestic and global economic conditions, competitive conditions and consumer preferences;

•	adverse weather conditions or natural disasters;

•	health concerns;

•	international, political, or military developments; and

•	technological developments.
Such developments may affect entertainment, travel and leisure businesses generally and may, among other things, affect:

•	the performance of the Company’s theatrical and home entertainment releases;

•	the advertising market for broadcast and cable television programming;

•	demand for our products and services;

•	expenses of providing medical and pension benefits; and

•	performance of some or all company businesses either directly or through their impact on those who distribute our products.
Additional factors are set forth in the Company’s Annual Report on Form 10-K for the year ended October 1, 2016 under Item 1A, “Risk Factors,” and subsequent reports.

THE WALT DISNEY COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(unaudited; in millions, except per share data)

	Quarter Ended
	December 31, 2016	January 2, 2016
Revenues:
Services	$12,406	$12,622
Products	2,378	2,622
Total revenues	14,784	15,244
Costs and expenses:
Cost of services (exclusive of depreciation and amortization)	(7,020)	(7,056)
Cost of products (exclusive of depreciation and amortization)	(1,386)	(1,567)
Selling, general, administrative and other	(1,985)	(2,025)
Depreciation and amortization	(687)	(607)
Total costs and expenses	(11,078)	(11,255)
Restructuring and impairment charges	—	(81)
Interest expense, net	(99)	(24)
Equity in the income of investees	118	474
Income before income taxes	3,725	4,358
Income taxes	(1,237)	(1,448)
Net income	2,488	2,910
Less: Net income attributable to noncontrolling interests	(9)	(30)
Net income attributable to The Walt Disney Company (Disney)	$2,479	$2,880

Earnings per share attributable to Disney:
Diluted	$1.55	$1.73

Basic	$1.56	$1.74

Weighted average number of common and common equivalent shares outstanding:
Diluted	1,603	1,668

Basic	1,592	1,654

Dividends declared per share	$0.78	$0.71

THE WALT DISNEY COMPANY
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited; in millions, except per share data)

	December 31, 2016	October 1, 2016
ASSETS
Current assets
Cash and cash equivalents	$3,736	$4,610
Receivables	9,878	9,065
Inventories	1,299	1,390
Television costs and advances	821	1,208
Other current assets	931	693
Total current assets	16,665	16,966
Film and television costs	6,572	6,339
Investments	4,220	4,280
Parks, resorts and other property
Attractions, buildings and equipment	49,912	50,270
Accumulated depreciation	(26,996)	(26,849)
	22,916	23,421
Projects in progress	2,902	2,684
Land	1,236	1,244
	27,054	27,349
Intangible assets, net	6,892	6,949
Goodwill	27,793	27,810
Other assets	2,380	2,340
Total assets	$91,576	$92,033

LIABILITIES AND EQUITY
Current liabilities
Accounts payable and other accrued liabilities	$9,979	$9,130
Current portion of borrowings	5,698	3,687
Unearned royalties and other advances	3,640	4,025
Total current liabilities	19,317	16,842
Borrowings	14,792	16,483
Deferred income taxes	3,888	3,679
Other long-term liabilities	6,402	7,706
Commitments and contingencies
Equity
Preferred stock, $.01 par value, Authorized – 100 million shares, Issued – none	—	—
Common stock, $.01 par value, Authorized – 4.6 billion shares, Issued – 2.9 billion shares	35,906	35,859
Retained earnings	67,327	66,088
Accumulated other comprehensive loss	(3,855)	(3,979)
	99,378	97,968
Treasury stock, at cost, 1.3 billion shares	(56,168)	(54,703)
Total Disney Shareholders’ equity	43,210	43,265
Noncontrolling interests	3,967	4,058
Total equity	47,177	47,323
Total liabilities and equity	$91,576	$92,033

THE WALT DISNEY COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited; in millions)

	Quarter Ended
	December 31, 2016	January 2, 2016
OPERATING ACTIVITIES
Net income	$2,488	$2,910
Depreciation and amortization	687	607
Deferred income taxes	(76)	551
Equity in the income of investees	(118)	(474)
Cash distributions received from equity investees	203	206
Net change in film and television costs and advances	440	705
Equity-based compensation	97	106
Other	187	211
Changes in operating assets and liabilities:
Receivables	(1,160)	(2,358)
Inventories	102	134
Other assets	126	91
Accounts payable and other accrued liabilities	(2,763)	(891)
Income taxes	1,047	658
Cash provided by operations	1,260	2,456

INVESTING ACTIVITIES
Investments in parks, resorts and other property	(1,040)	(1,406)
Acquisitions	—	(400)
Other	5	8
Cash used in investing activities	(1,035)	(1,798)

FINANCING ACTIVITIES
Commercial paper borrowings, net	732	1,907
Borrowings	42	382
Reduction of borrowings	(194)	(564)
Repurchases of common stock	(1,465)	(2,352)
Proceeds from exercise of stock options	65	52
Other	(167)	13
Cash used in financing activities	(987)	(562)

Impact of exchange rates on cash and cash equivalents	(112)	(64)

Change in cash and cash equivalents	(874)	32
Cash and cash equivalents, beginning of period	4,610	4,269
Cash and cash equivalents, end of period	$3,736	$4,301

Contacts:

Zenia Mucha
Corporate Communications
818-560-5300

Lowell Singer
Investor Relations
818-560-6601